Execution Copy

SECURITIES PURCHASE AGREEMENT

by and among

FANTD LLC

MGT CAPITAL INVESTMENTS, INC.

MGT SPORTS, INC.

and

CERTAIN MEMBERS OF FANTD LLC, as Sellers

April 22, 2013

Table of Contents

Page

1.	DEFINITIONS; INTERPRETATION		1
	1.1	Definitions	1
	1.2	Interpretation	4
2.	PRE-CLOSING AGREEMENTS; SECURITIES PURCHASE		5
	2.1	Conduct of the Business	5
	2.2	Additional Listing Application	5
	2.3	The Sale of the Transferred Interests	5
	2.4	Payment of Cash; Issuance of Common Stock	5
	2.5	Closing	5
	2.6	Closing Deliverables and Actions	6
	2.7	Additional Conditions to Obligations of the Sellers	6
	2.8	Additional Conditions to Obligations of the MGT Parties	7
	2.9	Termination	7
	2.10	Effect of Termination	8
3.	REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS		8
	3.1	Capacity	8
	3.2	Execution; Validity of Agreement	8
	3.3	Ownership of Transferred Interests	8
	3.4	Consents and Approvals; No Violations	9
	3.5	Litigation	9
	3.6	Brokers and Finders	9
	3.7	Investment Representations	9
4.	REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY		10
	4.1	Incorporation; Authority	10
	4.2	Execution; Validity of Agreement; Due Authorization	11
	4.3	Consents and Approvals; No Violations	11
	4.4	Capitalization	11
	4.5	Financial Statements	11
	4.6	Compliance with Laws; Restrictions; Permits	12
	4.7	Litigation	12
	4.8	Employees; Contractors	12
	4.9	Contracts	12
	4.10	Intellectual Property	13
	4.11	Tangible Personal Property	14

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	4.12	Real Estate	15
	4.13	Insurance	15
	4.14	Taxes	15
	4.15	Environmental Matters	16
	4.16	Books and Records	16
	4.17	Interested-Party Transactions	16
	4.18	Bankruptcy	17
	4.19	Broker’s Fee	17
	4.20	Material Disclosure; No Omission	17
5.	REPRESENTATIONS AND WARRANTIES OF THE MGT PARTIES		17
	5.1	Organization	17
	5.2	No Conflicts	17
	5.3	Due Authorization and Binding Effect	17
	5.4	MGT Shares	18
6.	ADDITIONAL AGREEMENTS		18
	6.1	Public Announcements	18
	6.2	Confidentiality	18
	6.3	Further Assurances	18
	6.4	Seller Noncompete and Non-Solicit	18
7.	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION		18
	7.1	Survival of Representations, Warranties and Covenants	18
	7.2	Indemnification Obligations of the Sellers	19
	7.3	Indemnification Obligations of the Purchaser	19
	7.4	Notification of Claims	19
	7.5	Investigation	20
	7.6	Third-Party Claims	20
8.	MISCELLANEOUS		20
	8.1	Costs and Attorney’s Fees	20
	8.2	Notices	20
	8.3	Entire Agreement	21
	8.4	Governing law; Consent to Jurisdiction	21
	8.5	Binding effect	22
	8.6	Waivers and Amendments	22
	8.7	Recitals, Exhibits and Schedules	22
	8.8	Headings	22
	8.9	Severability	22
	8.10	Specific Performance	22
	8.11	Fees and Expenses	23
	8.12	Legal Representation of the Parties	23

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8.13	Payment of Transfer Costs and Expenses	23
8.14	No Third Party Beneficiaries	23
8.15	Counterparts; Signatures	23

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SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of April 22, 2013 (the “Agreement Date”), by and among FanTD LLC, a New York limited liability company d/b/a FanThrowdown.com (the “Company”), MGT Capital Investments, Inc., a Delaware corporation (“MGT”), MGT Sports, Inc., a Delaware corporation, (the “Purchaser”, and together with MGT, the “MGT Parties”), the several sellers listed as founders on Exhibit A hereto (the “Founders”), and the other sellers listed on Exhibit A hereto (the “Other Sellers”, and together with the Founders, the “Sellers”). The Sellers, the Company and the MGT Parties are collectively referred to as the “Parties”).

RECITALS

WHEREAS, the Company operates a website that offers daily fantasy gameplay for the NFL, MLB, NCAA basketball, NCAA football, NHL, NBA, Nascar, and professional golf;

WHEREAS, the Founders and the Other Sellers are the owners of all of the units of the Company;

WHEREAS, the Sellers desire to transfer 1,335 units, representing 63.12% of the outstanding membership interests of the Company, to the Purchaser (the “Transferred Interests”), and the Purchaser desires to purchase the Transferred Interests from the Sellers (the “Securities Purchase”), in exchange for cash and shares of common stock, $0.001 par value, in MGT (the “Common Stock”);

WHEREAS, as an inducement to cause the Purchaser to make the investment contemplated hereby, the Founders and the Purchaser desire to enter into an Escrow Agreement, in form satisfactory to the Purchaser, whereby the Founders will pledge 50% of their MGT Shares to secure the indemnification obligations of the Founders hereunder for a period of 6 months from the Closing Date (the “Escrow Agreement”);

WHEREAS, on the Closing Date, certain of the Parties will execute and deliver the Amended and Restated Limited Liability Company Agreement of the Company (the “Operating Agreement”) to set forth certain rights and obligations of each of them as members of the Company.

NOW, THEREFORE, in consideration of the promises, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.                  DEFINITIONS; INTERPRETATION.

1.1              Definitions. For purposes of this Agreement, the following terms are defined as follows:

“Action” means any action (including declaratory judgment actions), suit, litigation, controversy, mediation, hearing, claim, charge, complaint, arbitration, reexamination, interference, reissue, investigation, pending inquiry, audit or other proceeding at law or in equity or of, in, by or before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to any Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person; and “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” means, with respect to any Person, any federal, state, local, municipal, foreign or other Law, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect, in each case as of the date of this Agreement, by any Governmental Authority that applies to such Person, its business and its properties.

“Consents” means the consents of any third parties or any Governmental Authorities necessary to transfer the Transferred Interests to the Purchaser or to otherwise consummate the transactions contemplated by this Agreement.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or similar governing entity.

“Intellectual Property” means any and all patents, ideas, inventions, designs, expressions and works of authorship, copyrights, copyrightable works (including without limitation all software, middleware and firmware), semiconductor topography, source code of any software or program, trademarks, trade names, moral rights, database rights, mask works, applications therefor, registrations thereof and licenses thereof, royalty rights, goodwill, proprietary and/or confidential information (including technical information relating to development, design, manufacture, scheduling, installation, assembly or testing, Trade Secrets, secret processes and procedures, know how, business and financial information, and all confidential information of any nature, and any other similar property, whether or not embodied in tangible form (including technical drawings and specifications, shop drawings, manuals, forms, working notes and memos, market studies, consultants’ reports, technical and laboratory data, notebooks, samples and prototypes).

“Knowledge” or words of similar import (e.g. “knowledge,” “known,” or “aware”) with respect to: (i) any individual, shall mean the actual knowledge of such individual; and (ii) the Company, shall mean the actual knowledge of Jonathan Licata, Michael Mosiello, Christopher Hutter and George Licata after reasonable inquiry.

“Laws” means all laws, statutes, rules, regulations, ordinances and orders of any Governmental Authority.

“Lien” means any mortgage, lien, claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, restriction or encumbrance of any kind, or any exceptions, reservations, restrictions, rights-of-way, easements or other matters affecting title, whether arising by contract, law or otherwise.

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“Material Adverse Effect” means, when used in connection with any Person, any change, event, circumstance or effect that is materially adverse to the business, operations, assets (including intangible assets), financial condition, results of operations of such person taken as a whole.

“Person” means and includes any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or any Governmental Authority or any department, agency or political subdivision thereof.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code form, (ii) databases, compilations, and any other electronic data files, including any and all collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts, technical and functional specifications, and other work product used to design, plan, organize, develop, test, troubleshoot and maintain any of the foregoing, (iv) without limitation to the foregoing, the software technology supporting any functionality contained on all Internet website(s), owned and operated by the Company, (v) all computer-aided design software, including the underlying data, and (vi) all documentation, including technical, end-user, training and troubleshooting manuals and materials, relating to any of the foregoing.

“Trade Secrets” means all product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, research and development, manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including both source code and object code), databases, interfaces, computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection law.

“Transaction Agreements” shall mean and include this Agreement, the Operating Agreement, the Escrow Agreement and all instruments of transfer necessary to transfer the Transferred Interests to the Purchaser.

The following terms are defined in the following sections of this Agreement:

Term	Section
Agreement Date	Preamble
Cash Payment	2.3
Closing	2.5
Closing Date	2.5
Common Stock	Recitals
Company	Preamble
Company Intellectual Property	4.10(c)
Company Licensed Intellectual Property	4.10(c)
DreamCo	2.6(b)(i)

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Employees	4.7(a)
Escrow Agreement	Recitals
Founders	Preamble
FTD S-Corp	6.3
GAAP	4.5(b)
Indemnification Notice	7.4
Indemnifying Party	7.4
Indemnitees	7.3
Losses	7.2
Leased Improvements	4.12(a)
Leased Property	4.12(a)
License Agreements	4.10(c)
Licensed Intellectual Property	4.10(c)
MGT	Preamble
MGT Common Stock	3.4(a)
MGT Indemnitees	7.2
MGT Parties	Preamble
MGT Shares	3.2
NYSE MKT	2.2
Operating Agreement	Recitals
Other Sellers	Preamble
Owned Intellectual Property	4.10(b)
Parties	Preamble
Permits	4.6
Purchaser	Preamble
Securities Act	3.7(b)
Securities Purchase	Recitals
Seller Indemnitees	7.3
Sellers	Preamble
Termination Date	2.9(b)
Transferred Interests	Recitals
Third Party Claim	7.6
Third Party Licensed Intellectual Property	4.10(c)
Units	4.4

1.2              Interpretation. Unless the context otherwise requires, the terms defined in Section 1.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender herein shall be deemed to include the neuter and feminine gender wherever necessary or appropriate and the use of the feminine gender herein shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

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2.                  PRE-CLOSING AGREEMENTS; SECURITIES PURCHASE.

2.1              Conduct of the Business. During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Closing:

(a)                The Company will conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in material compliance with all Applicable Law (except to the extent expressly provided otherwise in this Agreement or as consented to in writing by the Purchaser).

(b)               The Company will not engage in any practice, take any action, fail to take any action, or enter into any transaction as a result of which a Material Adverse Effect is likely to occur.

(c)                The Company will confer with the Purchaser concerning matters of a material nature to its business.

2.2              Additional Listing Application. The Purchaser shall promptly, and in any event no later than April 26, 2013, file an Additional Listing Application with the NYSE MKT (the “NYSE MKT”) with respect to the MGT Shares.

2.3              The Sale of the Transferred Interests. Subject to the terms and provisions set forth herein, at the Closing the Sellers are selling to the Purchaser, and the Purchaser is purchasing from the Sellers, all of the Sellers’ right, title and interest in and to the Transferred Interests set forth adjacent to each Seller’s name on Schedule 2.3. At the Closing, each Seller shall assign and transfer to the Purchaser all right, title and interest to such Seller’s Transferred Interests referenced on Schedule 2.3, free and clear of any and all Liens, together with all accrued benefits and rights attaching thereto.

2.4              Payment of Cash; Issuance of Common Stock. As consideration for the Securities Purchase described in Section 2.3 above, (i) the Purchaser shall pay to each Seller the amount set forth adjacent to such Seller’s name on Schedule 2.3 hereof (the “Cash Payment”), and (ii) MGT shall issue to each Seller the number of MGT Shares set forth adjacent to such Seller’s name on Schedule 2.3 hereof.

2.5              Closing. Unless this Agreement is earlier terminated in accordance with Section 2.9, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on May 6, 2013, or on such earlier date when each of the conditions set forth in this Article 2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time as the Parties may agree (the “Closing Date”). The Closing shall take place at the offices of Dickstein Shapiro LLP located at 1633 Broadway, New York, NY or at such other location as the Parties hereto agree.

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2.6              Closing Deliverables and Actions. At the Closing:

(a)                The Sellers shall deliver to the Purchaser evidence that all required Consents, if any, have been obtained;

(b)               MGT shall deliver to the Sellers evidence that the listing of the MGT Shares has been approved by the NYSE MKT;

(c)                The Purchaser shall pay the Cash Payment to the Sellers by wire transfer of immediately available funds to the accounts designated in writing by the Sellers to the Purchaser;

(d)               MGT shall issue certificates representing the MGT Shares to the Sellers;

(e)                The MGT Parties, the Company and the Sellers shall execute and deliver each Transaction Agreement to which it is a party (including the Operating Agreement in form and substance satisfactory to the Purchaser);

(f)                The Company shall deliver to the Purchaser a certificate, dated within ten (10) days of the the Closing Date, issued by the Secretary of State of the State of New York (i) evidencing the good standing of the Company in the State of New York, and (ii) certifying the Articles of Organization of the Company, as amended through such date;

(g)               The Company shall deliver to the Purchaser a certificate signed by an Officer of the Purchaser, dated the Closing Date, certifying as to its (i) Articles of Organization, (ii) Operating Agreement and (iii) resolutions approving the execution and delivery of this Agreement and the other Transaction Agreements; and

(h)               The Company and the Sellers shall execute and deliver such other customary closing documents as the Purchaser may reasonably request in connection with the transactions contemplated hereby.

2.7              Additional Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of the Sellers and may be waived by the Sellers in writing in their sole discretion without notice, liability or obligation to any Person):

(a)                The representations and warranties of the MGT Parties in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). The MGT Parties shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them at or prior to the Closing.

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(b)               The Sellers shall have received each of the deliveries required to by made by the MGT Parties to the Sellers pursuant to Section 2.6.

2.8              Additional Conditions to Obligations of the MGT Parties. The obligations of the the MGT Parties to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of the MGT Parties and may be waived by the MGT Parties in writing in their sole discretion without notice, liability or obligation to any Person):

(a)                The representations and warranties of the Sellers in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). The Sellers and the Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them at or prior to the Closing.

(b)               The MGT Parties shall have received each of the deliveries required to be made by the Sellers and the Company to the MGT Parties pursuant to Section 2.6.

2.9              Termination. At any time prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned by authorized action taken by the terminating Party:

(a)                by mutual written consent duly authorized by the Company and MGT;

(b)               by either MGT or the Company, if the Closing shall not have occurred on or before May 31, 2013 or such other date that MGT and the Company may agree upon in writing (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 2.9(b) shall not be available to any Party whose breach of this Agreement has resulted in the failure of the Closing to occur on or before the Termination Date.

(c)                by either MGT or the Company, if any permanent injunction or other order of a Governmental Authority preventing the consummation of the transactions contemplated hereby shall have become final and nonappealable;

(d)               by MGT, if the Company or the Sellers shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five business days after receipt by the Sellers of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 2.6 to be satisfied; or

(e)                by the Sellers, if the MGT Parties shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five business days after receipt by MGT of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 2.6 to be satisfied.

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2.10          Effect of Termination. In the event of termination of this Agreement as provided in Section 2.9, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Sellers, the MGT Parties, the Company, or their respective officers, directors, stockholders or Affiliates; provided, however, that (a) the provisions of this Section 2.10 (Effect of Termination), Section 6.1 (Public Announcements), Section 6.2 (Confidentiality), and Article 8 (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement, (b) nothing herein shall relieve any Party hereto from liability in connection with any breach of such Party’s representations, warranties or covenants contained herein, and (c) if the Company or the Sellers shall terminate this Agreement for any reason other than pursuant to Section 2.9(a), 2.9(c) or 2.9(e), then the Company and the Sellers shall be obligated to pay to MGT all expenses incurred by the MGT Parties in connection with the Securities Purchase.

3.                  REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS. Each Seller, severally and not jointly, represents and warrants to Purchaser as follows:

3.1              Capacity. Such Seller is a natural person of legal age and capacity and has all requisite power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. Such Seller’s true and complete principal residential address is set forth on Schedule 3.1 hereto and such Seller is not a “foreign person” within the meaning of Section 1445 of the Code.

3.2              Execution; Validity of Agreement. This Agreement and each other Transaction Agreement to which a Seller is a party has been duly executed and delivered by such Seller and this Agreement and each other Transaction Agreement to which a Seller is a party constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its respective terms.

3.3              Ownership of Transferred Interests. The Transferred Interests of the Company listed on Schedule 2.3 opposite such Seller’s name are owned legally, beneficially and of record by such Seller and there are no other equity interests in the Company that are owned by such Seller except as set forth on Schedule 2.3. All of such Transferred Interests are owned by such Seller free and clear of all Liens and free of any other restriction, except for restrictions imposed by applicable securities Laws and such Seller has good and marketable title to such Transferred Interests. Such Seller has not granted or acknowledged to any Person any rights with respect to any Units owned by such Seller and such Seller has sole voting powe, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement with respect to such Seller’s Transferred Interests, with no limitations, qualifications or restrictions on such rights. Such Seller does not have a claim against the Company or any of its officers, directors, members, managers or any other Person with respect to the issuance of any equity interests of the Company. Such Seller has not commenced nor does it intend to commence a voluntary case or other proceeding, and no involuntary case or other proceeding has been commenced against such Seller, seeking liquidation or other relief with respect to its debts under any bankruptcy, insolvency or other similar Law.

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3.4              Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement by each Seller does not require, with respect to such Seller, any consent from, action by or in respect of, or filing with, any court or Governmental Authority. Neither the execution and delivery of this Agreement nor any of the Transaction Agreements to which such Seller is a party, nor the performance by such Seller of its obligations contemplated hereby or thereby, will (i) violate or constitute a default, or require notice and/or consent under, any contract or other instrument, permit, concession, franchise or order to which such Seller is a party or by which such Seller’s assets or properties are or may be subject or bound; (ii) violate any Applicable Laws applicable to such Seller; or (iii) result in the creation of any Lien upon any Transferred Interests that are owned by such Seller.

3.5              Litigation. There is no Action pending, or to the knowledge of each Seller, threatened, before any Governmental Authority or arbitrator which seeks to delay or prevent the consummation of the transactions contemplated by this Agreement by such Seller or could, if successful, be reasonably expected to materially and adversely affect the ability of such Seller to perform its obligations under this Agreement.

3.6              Brokers and Finders. Other than Persons that will be paid in full at or prior to the Closing, no broker, finder, agent or similar intermediary has acted on such Seller’s behalf in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection therewith.

3.7              Investment Representations. Each Seller hereby represents and warrants as follows:

(a)                Such Seller is acquiring the MGT Shares for investment purposes and not with a view to, or for resale in connection with, any distribution;

(b)               Such Seller is either (i) an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in MGT and of protecting such Seller’s own interest in connection with such investment;

(c)                Such Seller understands that the issuance of the MGT Shares hereunder are not being registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof, the availability of which depend in part on the accuracy of its representations in this Section 3.7;

(d)               Such Seller understands that (i) the MGT Shares are “restricted securities” under applicable securities laws which provide, in substance, that the shares of Common Stock may only be sold, transferred or otherwise disposed of pursuant to an effective registration statement under the Securities Act and applicable state securities laws or an exemption from such registration, (ii) MGT has no obligation or intention to effect any registration of the shares of Common Stock, and (iii) MGT will endorse any certificates representing the shares of Common Stock with a legend describing the restrictions referenced in clause (i) of this Section 3.7(d);

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(e)                Such Seller is aware that an investment in MGT is highly speculative and subject to substantial risks. Such Seller is capable of bearing the economic risks of an investment in MGT, including, but not limited to, the possibility of a complete loss of his or her investment;

(f)                Such Seller has had an opportunity to meet with, to obtain information from, to ask questions of, and to receive answers from MGT and its management (including regarding the terms and conditions of the MGT Shares). Such Seller has been furnished with all such information regarding MGT (including copies of the MGT’s financial statements and information regarding MGT’s past and current operations and financial condition and its future plans) as he or she has deemed necessary to make an informed investment decision with respect to the MGT Shares;

(g)               Such Seller confirms that he or she has had the opportunity to obtain such independent legal and tax advice and financial planning services as he has deemed appropriate prior to making a decision to invest in MGT and understands the tax consequences of the transactions contemplated hereby; and

(h)               Such Seller has been provided with (i) MGT’s most recent annual report on Form 10-K filed with the SEC, (ii) the information contained in any reports or documents required to be filed by MGT with the SEC since its most recent annual report on Form 10-K, and (iii) a brief description of the MGT Shares, the use of the proceeds from the sale of the MGT Shares, and any material changes in MGT’s affairs that are not disclosed in the documents furnished.

4.                  REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY. The Founders hereby represent and warrant to the MGT Parties as follows, and the MGT Parties, in agreeing to consummate the transactions contemplated by this Agreement, have relied upon such representations and warranties:

4.1              Incorporation; Authority. The Company (i) is a duly organized and validly existing limited liability company in good standing under the laws of the State of New York and is duly qualified as a foreign limited liability company in any other jurisdiction in which it does business; and (ii) has all requisite power and authority to own, lease and operate its property and to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement and each other Transaction Agreement to which the Company is a party. A true and correct copy of the Articles of Organization of the Company, as amended to date, has been delivered to the Purchaser and is in full force and effect as of the date hereof.

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4.2              Execution; Validity of Agreement; Due Authorization. This Agreement and each other Transaction Agreement to which the Company is a party has been duly executed and delivered by the Company and this Agreement and each other Transaction Agreement to which the Company is a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company.

4.3              Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement or any other Transaction Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or thereby, or the compliance by the Company with any of the provisions hereof or thereof will (a) require (i) any filing with or notice to any Governmental Authority or other Person, (ii) the obtaining of any Permit or (iii) the expiration or termination of any statutory or regulatory waiting period, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or require any payment) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s properties or assets is bound, or (c) violate any Applicable Laws.

4.4              Capitalization. The Company has issued 2,115 units (the “Units”), which constitute all of the issued and outstanding equity interests of the Company. The Units have been duly authorized and are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its equity interests. The Units were issued in compliance with all applicable securities laws, the Operating Agreement, and any preemptive rights. The Company does not own or have any right to acquire any outstanding capital stock or other equity interests in any Person nor is the Company subject to any obligation or requirement to purchase debt or equity securities of, or otherwise provide funding of any type to, any other Person.

4.5              Financial Statements.

(a)                The financial statements of the Company have been prepared in accordance with generally accepted accounting principles as applied in the United States of America (“GAAP”) applied on a consistent basis during the periods involved and fairly present in all material respects the financial position and results of operations and cash flows of the Company as at the dates and for the periods presented therein.

(b)               The Company has no liabilities, except (i) those liabilities reflected, disclosed or reserved against on the balance sheet of the Company, (ii) liabilities resulting from the obligations set forth in this Agreement and the other Transaction Agreements, and (iii) liabilities set forth on Schedule 4.5(b).

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(c)                Since December 31, 2012, no event or condition of any character has had, or is reasonably likely to result in, a Material Adverse Effect on the Company.

(d)               All existing accounts receivable of the Company: (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and are not subject to any counterclaim or set off.

4.6              Compliance with Laws; Restrictions; Permits. The Company has complied with, is not in violation of, and has not received any written notices of violation with respect to, any foreign, federal, state, or local statute, law or regulation. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is bound which has or reasonably could be expected to have the effect of prohibiting or impairing the Company’s business. The Company has provided the Purchaser with each consent, license, permit, grant or other authorization issued to the Company by a Governmental Authority (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called “Permits”), which Permits are in full force and effect and constitute all Permits required to permit the Company to operate or conduct its business or hold any interest in its properties or assets. The Company is in compliance with the terms of the Permits. No suspension or cancellation of the Permits is threatened and the Company is not aware of any basis for believing that the Permits will not be renewable upon expiration.

4.7              Litigation. Except as set forth on Schedule 4.7 hereto, there are no Actions, pending or threatened against the Company. There is no judgment, order, injunction, decree or award (whether rendered by a court, administrative agency or by arbitration) to which the Company is a party.

4.8             Employees; Contractors.

(a)                The Company does not employ, nor has it employed, any employees. The Company has never maintained any employee benefit plans.

(b)               The names, compensation, and services provided of any contractors or other service providers of the Company are listed on Schedule 4.8. No contractor or any other Person is in violation of any term of any confidentiality or other proprietary information disclosure agreement or any other contract relating to the right or obligation of any such Person to perform services for the Company.

4.9             Contracts. Schedule 4.9 contains a complete and correct list of all contracts, agreements and commitments, whether written or oral, of the Company. The Company has previously delivered to the Purchaser a correct and complete copy of each written agreement and contract of the Company (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement of the Company. Each such agreement is legal, valid, binding, enforceable, and in full force and effect; no party is in breach or default under such agreements, and no event has occurred which with notice or lapse of time would constitute a breach or default of such agreements, or permit termination, modification, or acceleration, under such agreements. Each such agreement will continue to be legal, valid and binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby.

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4.10         Intellectual Property.

(a)                The Company owns or possesses valid and binding licenses or other rights to use, whether or not registered, all Intellectual Property necessary to carry out the business of the Company as presently conducted or anticipated to be conducted.

(b)               Set forth on Schedule 4.10(b) is a complete and accurate list (showing in each case, the registered owner, title, mark or name, applicable jurisdiction, application number or registration number and date of application or expiration, if any) of all United States, foreign and state: (i) patents; (ii) trademark registrations and applications and material common law trademarks; (iii) Internet domain names; and (iv) copyright registrations and applications owned by the Company. The Intellectual Property set forth on Schedule 4.10(b) is herein referred to as the “Owned Intellectual Property.”

(c)                Set forth on Schedule 4.10(c) is a complete and accurate list of (i) each contract (other than “click-through” contracts for off-the-shelf Software entered into in the ordinary course of business) that is in effect pursuant to which the Company uses the Intellectual Property of another Person in any manner that is material to the conduct of the business of the Company (the “Company Licensed Intellectual Property”) and (ii) each contract that is in effect pursuant to which the Company grants to another Person the right to use any Intellectual Property (the “Third Party Licensed Intellectual Property”, and collectively with the Company Licensed Intellectual Property, the “Licensed Intellectual Property”; the Licensed Intellectual Property and the Company Owned Intellectual Property shall be collectively referred to as the “Company Intellectual Property”); all contracts set forth on, or required to be set forth on, Schedule 4.10(c) are herein referred to as the “License Agreements”).

(d)               The Owned Intellectual Property is solely and exclusively owned by the Company, as applicable, free and clear of all Liens. None of the Owned Intellectual Property has been cancelled, expired, or abandoned and all mandatory fees required for the maintenance of such rights have been paid on time, there are no circumstances which could give rise to an abandonment of any of Owned Intellectual Property. The Company has not received any notification of any pending or threatened opposition, interference, re-examination or cancellation proceeding before any court or registration authority in any jurisdiction against any Owned Intellectual Property.

(e)                There are no settlements, injunctions, forbearances to sue, consents, consents to use, judgments, or orders or similar obligations to which the Company is a party which (i) restrict the rights of the Company to use any Intellectual Property necessary to carry out the business of the Company, or (ii) permit third parties to use any Intellectual Property which could otherwise infringe any of the Owned Intellectual Property. No royalties, honoraria or other fees are payable by the Company for the use of or right to use any Company Intellectual Property in connection with its business as currently conducted, except pursuant to the License Agreements.

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(f)                The conduct of the business of the Company, including, but not limited to, the operation of its Internet websites, as presently conducted or intended to be conducted, does not infringe, dilute or misappropriate the Intellectual Property rights of any Person. The Company has not received written notice that the conduct of the business of the Company, as currently conducted, infringes, dilutes, misappropriates or constitutes the unauthorized use of any Intellectual Property rights owned or controlled by any third party, or challenges the ownership, use, validity or enforceability of any Company Intellectual Property.

(g)               No third party is misappropriating, infringing, diluting, or otherwise violating any Owned Intellectual Property, and no such claims are pending against a third party by the Company relating to such matters.

(h)               All Owned Intellectual Property was either (i) developed by an employee of the Company within the scope of employment of the employee and pursuant to an invention assignment or subject to the work for hire doctrine, (ii) developed by a third party under a work for hire and/or assignment agreement, or (iii) developed by a third party and transferred and assigned to the Company under a transfer and assignment agreement. Neither the Sellers nor any current or former officer, director or employee of the Company (or any family member thereof) retains any rights of ownership or use with respect to the Owned Intellectual Property.

(i)                 The Company owns or has the right to use all Software material to its business, including, but not limited to, the operation of its Internet websites. No unlicensed copies of any mass market software that is available in consumer retail stores or otherwise commercially available and subject to “shrink wrap” or “click through” license agreements have been installed or maintained on any Company’s computers or computer systems by, or at the direction or with the express permission of a manager, division head or similarly credentialed agent of, the Company, and no such unlicensed copies used for the business of the Company are installed on the computers of the Company.

(j)                 The ownership in all Software and related Intellectual Property rights thereof, and any and all other Intellectual Property, which has been developed by a past or current employee or consultant of the Company within the scope of that Person’s engagement, has been assigned or otherwise transferred to the Company and is owned by the Company without limitation. Neither the Sellers nor any current or former officer, director, employee or consultant of the Company (or any family member thereof) retains any rights of ownership or use with respect to such Software and/or Intellectual Property.

(k)               The Company takes commercially reasonable measures to protect the confidentiality of its Trade Secrets. No Trade Secret of the Company has been improperly disclosed or has been misappropriated by another Person.

4.11         Tangible Personal Property. Schedule 4.11 lists all of the fixed assets of the Company and each item of tangible personal property having a book value of at least $1,000. The Company has good and legal title to all of the items required to be listed on Schedule 4.11, free and clear of all Liens. Schedule 4.11 lists all leases of tangible personal property leased by the Company and the location thereof. Except as set forth on Schedule 4.11, none of such leases contains any covenant or restriction preventing or limiting the consummation of the transactions contemplated hereunder. All of the personal property listed on Schedule 4.11 and the assets leased pursuant to the leases listed on Schedule 4.11 are suitable for the uses for which they are employed, are in good operating condition and repair (ordinary wear and tear excepted) and have been maintained in accordance with best industry practice.

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4.12         Real Estate.

(a)                The Company does not own any real property. Schedule 4.12 contains a complete and correct list of all the real property that is leased by the Company or that the Company has agreed (or has an option) to lease, or may be obligated to lease in connection with the conduct of the Company’s business and a correct and complete description of each lease pursuant to which such real property is leased. Such real property is hereinafter referred to as the “Leased Property,” and the improvements and fixtures thereon are hereinafter referred to as the “Leased Improvements.”

(b)               Except as set forth on Schedule 4.12, the Company is the sole legal and equitable owner of the leasehold interest in the Leased Property and the Leased Improvements and possesses good and marketable, indefeasible title thereto, free and clear of all conditions, exceptions, reservations, Liens and other matters affecting title to such leasehold.

4.13         Insurance. Schedule 4.13 lists each insurance policy maintained as of the date of this Agreement by, at the expense of or for the benefit of, the Company and identifies any claims made thereunder. The Company has delivered to Purchaser accurate and complete copies of the insurance policies identified in Schedule 4.13. Each of the insurance policies identified in Schedule 4.13 is in full force and effect. The Company is not in default with respect to its obligations under any of such insurance policies. The Company has not received any written notice or other written communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) adjustment in the amount of the premiums payable with respect to any insurance policy.

4.14         Taxes.

(a)                There have been timely filed by the Company with the appropriate Taxing Authority all Tax Returns required to be filed on or before the Closing Date. An extension of time within which to file any Tax Return which has not been filed has not been requested or granted.

(b)               The Company has timely paid in full all Taxes, which have become due and payable (whether or not shown on any Tax Return) and has paid or reserved for all Taxes allocable to periods or portions thereof ending on or before the Closing Date.

(c)                There are no Liens for Taxes upon any of the assets of the Company, except Liens for current Taxes not yet due and payable.

(d)               There is no action, suit, proceeding, investigation, audit or claim now pending, proposed or, to the knowledge of the Company, threatened against the Company in respect of any Tax.

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(e)                All Taxes that are required to be withheld or collected have been duly withheld and collected and, to the extent required, have been properly paid or deposited as required by applicable laws.

(f)                As used in this Agreement, “Tax” means any of the Taxes and “Taxes” means all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, estimated, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environment, alternative or add on minimum taxes, custom duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority, whether disputed or not.

(g)               As used in this Agreement, “Tax Return” is defined as any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any federal, state, local or foreign governmental entity or other authority (individually or collectively a “Taxing Authority”) in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on the Company) or the administration of any laws, regulations or administrative requirements relating to any Tax.

4.15         Environmental Matters. The Company is, and has been, in compliance with all environmental laws. Neither the Company nor any Seller has received any notice, report, or other information regarding any actual or alleged violation of environmental laws by the Company, or any potential or actual liabilities arising under environmental laws.

4.16         Books and Records. All books and records of the Company, including but not limited to records and lists of past, present or prospective customers, suppliers, or personnel, marketing plans, sales literature and promotional literature and other books, ledgers, files, reports, operating records are materially accurate and have been maintained in a manner consistent with customary industry practices and in compliance with Applicable Law. All financial and accounting books, ledgers and accounts of the Company have been properly and accurately kept and completed in all material respects, and do not contain any material inaccuracies or discrepancies of any kind.

4.17         Interested-Party Transactions.

(a)                Except as set forth on Schedule 4.17, no officer, director, employee or member (nor any family member thereof) of the Company has directly or indirectly, (i) an interest in any entity which provides services or products that the Company provides or proposes to provide, (ii) an interest in any entity that purchases from or sells or furnishes to, the Company any goods or services, or (iii) a beneficial interest in any Contract.

(b)               Schedule 4.17 contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by Company to any employee, director, consultant or independent contractor, other than routine travel advances made to employees in the ordinary course of business.

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4.18          Bankruptcy. None of the Company or any Affiliate of the Company has committed or currently intends to commit any act of bankruptcy, is insolvent, has proposed or currently intends to propose a compromise or arrangement to its creditors generally, has had or currently intends to have any petition for a receiving order in bankruptcy filed against it, has made or currently intends to make a voluntary assignment in bankruptcy, has initiated or currently intends to initiate any proceeding with respect to a compromise or arrangement, has initiated or intends to initiate any proceeding to have itself declared bankrupt or wound-up, has initiated or intends to initiate any proceeding to have a receiver appointed to any part of its assets, has had any creditor take or currently anticipates that any creditor will take possession of any of its property, or has had any of the foregoing become enforceable or currently anticipates that any of the foregoing will become enforceable upon any of its property.

4.19          Broker’s Fee. No agent, broker, investment banker, firm, or other Person, acting on behalf of the Company or any of its Affiliates, or under the authority of the Company or any of its Affiliates, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with any of the transactions contemplated by this Agreement or any of the other Transaction Agreements.

4.20          Material Disclosure; No Omission. No representation or warranty of the Company contained in this Agreement or in any other Transaction Agreement and no statement by or on behalf of the Company contained in any exhibit, certificate, schedule, attachment or other instrument specified in this Agreement or in any other Transaction Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

5.                  REPRESENTATIONS AND WARRANTIES OF THE MGT PARTIES. Each MGT Party hereby represents and warrants to the Sellers as follows:

5.1              Organization. Each MGT Party is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

5.2              No Conflicts. Neither the execution and delivery of this Agreement and each other Transaction Agreement to which each MGT Party is a party, nor the performance by each MGT Party of its respective obligations hereunder and thereunder will: (i) constitute a violation of any Applicable Law; (ii) violate or breach such MGT Party’s certificate of incorporation or bylaws, in each case as amended to date; or (iii) violate any order, writ, injunction or decree applicable to such MGT Party.

5.3              Due Authorization and Binding Effect. The execution and delivery of this Agreement by each MGT Party and the performance by each MGT Party of its respective obligations hereunder have been duly authorized by all necessary corporate action on the part of such MGT Party. This Agreement and each other Transaction Agreement to which each MGT Party is a party has been duly executed and delivered by such MGT Party and constitutes the legal and binding obligation of such MGT Party enforceable against it in accordance with their respective terms.

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5.4              MGT Shares. The MGT Shares, when issued and paid for in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable securities of MGT.

6.                  ADDITIONAL AGREEMENTS.

6.1              Public Announcements. The Company shall not issue any press release or other public statement with respect to this Agreement or the transactions contemplated hereby without the prior approval of MGT. The MGT Parties shall use commercially reasonable efforts to consult with the Company before issuing any press release or other public statement with respect to this Agreement or the transactions, except as may be required by Applicable Law.

6.2              Confidentiality. Except for any press release or public announcement previously issued or issued in accordance with Section 6.1, all terms of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby shall remain confidential. No Party hereto shall disclose to anyone the negotiations, any information concerning the contemplated transactions, or anything contained herein, except to their accountants, employees, bankers and attorneys in connection with the transactions contemplated by this Agreement, without the approval of the other Parties.

6.3              Further Assurances. The MGT Parties, the Company and the Sellers shall, at any time and from time to time after the date hereof, do or cause to be done all such further acts, and to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered or filed, all such deeds, transfers, conveyances, assignments or assurances as may be reasonably requested by another Party for: (i) transferring, conveying and assigning the Transferred Interests to the Purchaser; and (ii) otherwise effectuating the transactions contemplated by this Agreement. The Sellers shall (a) cause Fanthrowdown.com Inc. (the “FTD S-Corp”) to transfer any rights or assets owned or held by the FTD S-Corp that are used in or related to the business of the Company, and (b) at MGT’s request, either (x) cause the dissolution of the FTD S-Corp or (y) change the name of the FTD S-Corp to a name that is reasonably acceptable to MGT.

6.4             Seller Noncompete and Non-Solicit. From and for four (4) years after the Closing Date, other than through the Company (whether as a member, employee, consultant, manager or otherwise), each Seller will not, directly or indirectly: (a) own, manage, operate, join, control, or be connected in any manner with any business or activity which is competitive with the Company Business (and as such business may evolve in the ordinary course after the Closing Date), or (b) cause or encourage any Person or to discontinue their relationship with the Company.

7.                  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION.

7.1              Survival of Representations, Warranties and Covenants. Each statement contained in any exhibit, schedule, or certificate delivered pursuant to this Agreement constitutes a representation and warranty by the Person who delivered it or on whose behalf it was delivered. All representations and warranties set forth or made in this Agreement and any other Transaction Agreement shall survive the Closing indefinitely. All covenants and agreements of the Parties set forth in this Agreement and the other Transaction Agreements to be performed after the Closing shall survive the Closing in accordance with their respective terms. Any claim pending on the expiration date of any applicable survival period for which a notification of claim has been made pursuant to Section 7.4 below on or before such expiration date may continue to be asserted and indemnified against until finally resolved.

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7.2              Indemnification Obligations of the Sellers. The Founders and, in the case of (i) and (iii) below, the Other Sellers, agree to indemnify, defend and hold harmless the MGT Parties and their respective shareholders, officers, directors, managers, representatives, agents, employees and Affiliates (collectively, the “MGT Indemnitees”) from and against any claim, suit, action, liability, loss, damage, deficiency, fee, cost or expense of any nature whatsoever (including, without limitation, any diminution in value of any shares of Common Stock and any interest, penalties, investigation expenses and fees through trial and appeals, and disbursements of counsel and accountants, but excluding incidental, consequential, special, or punitive and treble damages) (collectively, “Losses”) arising out of, based upon or resulting from: (i) the breach of any representation or warranty of the Sellers which is contained in Article 3 of this Agreement; (ii) the breach of any representation or warranty regarding the Company which is contained in this Agreement, any other Transaction Agreement or any exhibits or schedules hereto or thereto; (iii) any breach or failure to perform any of the covenants, agreements or undertakings of the Sellers contained in this Agreement, any other Transaction Agreement or any exhibit or schedule hereto or thereto; (iv) the matters set forth on any Schedules delivered pursuant to this Agreement; and (v) any and all costs and expenses (including reasonable legal and accounting fees) incident to the enforcement of the indemnification rights of the MGT Indemnitees under this Section 7.2.

7.3              Indemnification Obligations of the Purchaser(a)                . The Purchaser agrees to indemnify, defend and hold harmless the Sellers and their respective shareholders, officers, directors, managers, representatives, agents, employees and Affiliates (collectively, the “Seller Indemnitees”, and, together with the MGT Indemnitees, the “Indemnitees”) from and against any Losses arising out of, based upon or resulting from: (i) the breach of any representation or warranty of the MGT Parties which is contained in this Agreement, any other Transaction Agreement or any exhibits or schedules hereto or thereto; (ii) any breach or failure to perform any of the covenants, agreements or undertakings of the MGT Parties contained in this Agreement, any other Transaction Agreement or any exhibits or schedules hereto or thereto; and (iii) any and all costs and expenses (including reasonable legal and accounting fees) incident to the enforcement of the indemnification rights of the Seller Indemnitees under this Section 7.3.

7.4              Notification of Claims. In the event that any Party asserts a claim for indemnification hereunder, such Party shall (a) provide the indemnifying Party (“Indemnifying Party”) with prompt written notice of the nature of such claim (an “Indemnification Notice”), (b) make available to the Indemnifying Party all relevant information which is material to the claim and which is in the possession of the Indemnitee and (c) otherwise reasonably cooperate with the Indemnifying Party with respect to such claim; provided, however, that the failure of an Indemnitee to deliver an Indemnification Notice under this Section 7.4 shall not relieve the Indemnifying Party of its indemnification obligations under this Article 7 unless and only to the extent that such Indemnifying Party is materially prejudiced by such failure.

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7.5              Investigation. The right to indemnification, payment of Losses or any other remedy based on the representations, warranties and the covenants hereunder will not be affected by any investigation conducted with respect to, or any knowledge acquired, or capable of being acquired at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty or covenant. Furthermore, no information or knowledge obtained in any investigation pursuant this Agreement or any other Transaction Agreement shall affect or be deemed to modify any representation, warranty or covenant contained herein or therein.

7.6              Third-Party Claims. The obligations and liabilities of an Indemnifying Party under this Article 7, with respect to Losses resulting from a claim brought by any third party (a “Third-Party Claim”) shall be subject to the following terms and conditions:

(a)                Promptly after delivery of an Indemnification Notice in respect of a Third-Party Claim, the Indemnifying Party may elect, by written notice to the Indemnitee within ten (10) days of an Indemnification Notice, to undertake the investigation and defense thereof with counsel reasonably satisfactory to the Indemnitee, at the sole cost and expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any Third-Party Claim, the Indemnitee shall cooperate with all reasonable requests of the Indemnifying Party and shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

(b)               In the event that the Indemnifying Party, within ten (10) days after receipt of an Indemnification Notice, does not so elect to defend such Third-Party Claim, the Indemnitee will have the right to undertake the investigation and defense of such Third-Party Claim for the account of the Indemnifying Party. The Indemnitee shall not settle or compromise any Third-Party Claim, or consent to the entry of a judgment, whether or not the Indemnifying Party shall elect to defend such Third-Party Claim, without the written consent of the Indemnifying Party (which consent may not be unreasonably withheld).

8.                  MISCELLANEOUS.

8.1              Costs and Attorney’s Fees. The Parties agree that in the event it becomes necessary for any Party to institute litigation or obtain the services of an attorney in order to enforce its rights under the provisions of this Agreement, then, in that event, the prevailing Party as determined by a court of competent jurisdiction, may be awarded reasonable attorney’s fees and costs expended in pursuit of such litigation, including appellate litigation.

8.2              Notices. All notices, requests, claims, demands, waivers, instructions, documents and other communications to be given pursuant to this Agreement shall be in writing and shall be delivered personally, faxed, or sent by nationally-recognized overnight courier to a Party at the address set forth below for such Party or to such other address as the Party to whom notice is to be given may have furnished to the other Parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of faxing, on the date sent (or on the first Business Day following the date sent if the date sent is not a Business Day) if confirmation of successful transmission is received, and (c) in the case of a nationally-recognized overnight courier, on the first Business Day after the date when sent for overnight delivery:

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If to the MGT Parties, to:

MGT Capital Investments, Inc.

500 Mamaroneck Avenue – Suite 204

Harrison, NY 10528

Attention: Robert B. Ladd CFA

Fax: (914) 630-7532

with a copy (which will not constitute notice) to:

Dickstein Shapiro LLP

1633 Broadway

New York, NY 10019

Attention: Barry Seidel

Fax: (917) 677-8183

If to the Company, to:

FanTD LLC

384 Broadway, 2nd Floor

Saratoga Springs, NY 12866

Attention: George Licata

If to a Seller, to such Seller’s address on Schedule 3.1 hereto with a copy (which will not constitute notice) to

The Law Offices of Philip J. Mellea

399 Knollwood Road #111

White Plains, NY 10603

Attention: Philip J. Mellea, Esq.

Fax: (914) 997-1778

8.3              Entire Agreement. This Agreement (including the exhibits and schedules hereto), and the other Transaction Agreements constitute the entire agreement among the Parties with respect to the subject matter hereto and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter of this Agreement.

8.4              Governing law; Consent to Jurisdiction.

(a)                This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof.

(b)               The Parties hereto irrevocably: (a) agree that any suit, action or other legal proceeding arising out of this Agreement shall be brought in the United States District Court for the Southern District of New York or in the Borough of Manhattan, New York Supreme Court, (b) consent to the jurisdiction of each such court in any suit, action or proceeding, (c) waive any objection which they, or any of them, may have to the laying of venue of any such suit, action or proceeding in any of such courts, and (d) agree that service of process by overnight courier or registered or certified mail, at the addresses listed in Section 8.2 shall be good and sufficient service of process. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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8.5              Binding effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and permitted assigns. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties, which consent may be withheld at the discretion of each Party whose consent is requested and any purported assignment, unless so consented to, shall be void and without effect.

8.6              Waivers and Amendments. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the Party waiving compliance. Any Party may waive any misrepresentation by any other Party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement by any other Party, provided that mere inaction or failure to exercise any right, remedy or option under this Agreement, or any delay in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in writing and only to the extent specifically stated therein, and no single or partial exercise of any such right, power or privilege will preclude any further exercise thereof or the exercise of any such right, power or privilege will preclude any further exercise thereof or the exercise of any other such right, power or privilege.

8.7              Recitals, Exhibits and Schedules. The recitals to this Agreement and all exhibits and schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

8.8              Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

8.9              Severability. If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to Applicable Law, or, if it cannot be so amended without materially altering the intention of the Parties, it will be deemed stricken and the remainder of this Agreement will remain in full force and effect.

8.10          Specific Performance. Each of the Parties hereto acknowledges and agrees that the other Parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that there would be no adequate remedy at law or in monetary damages to compensate for any such breach. Accordingly, each Party hereto agrees that, in addition to any remedy to which such Party may be entitled at law or in equity, they each shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in each case without being required to post a bond or other security.

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8.11          Fees and Expenses. Subject to Section 8.2, the Sellers, the Company and the MGT Parties shall each pay their own expenses incidental to the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby.

8.12          Legal Representation of the Parties. Each of the Parties hereto has had the opportunity to have its own legal counsel independently advise such Party with respect to the transactions contemplated by this Agreement and the other Transaction Agreements. The Parties expressly agree that the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no provision of this Agreement should be construed against or interpreted to the advantage of any Party hereto by reason of such Party or its legal counsel having drafted or participated in the drafting thereof.

8.13          Payment of Transfer Costs and Expenses. All stamp, transfer, documentary, sales, use, bulk, registration and other such Taxes and fees (including penalties and interest) which may be imposed in any jurisdiction in connection with, or arising from any of the transactions set forth herein shall be paid by the Sellers.

8.14          No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and their successors and permitted assigns and, except with respect to the rights of the MGT Indemnitees and the Seller Indemnitees under Article 7, this Agreement shall not be deemed to confer upon any third party any remedy, claim, reimbursement or other right in addition to those which may exist without regard to this Agreement.

8.15          Counterparts; Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument. This Agreement and any amendments hereto, to the extent executed and delivered by means of a facsimile machine or e-mail of a PDF file containing a copy of an executed agreement (or signature page thereto), shall be treated in all respects and for all purposes as an original agreement or instrument and shall have the same binding legal effect as if it were the original signed version thereof.

[Remainder of Page Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

PURCHASER:
MGT SPORTS, INC. By: /s/ Robert B. Ladd Name: Robert B. Ladd Title: President and CEO
MGT: MGT CAPITAL INVESTMENTS, INC. By: /s/ Robert B. Ladd Name: Robert B. Ladd Title: President and CEO

COMPANY:
FANTD LLC By: _____________________________ Name: Title:

FOUNDERS:
/s/ Michael L. Mosiello Michael L. Mosiello
/s/ Jonathan Licata Jonathan Licata
/s/ George Licata George Licata
/s/ Christopher Hutter Christopher Hutter

[Signature Page 1 to Securities Purchase Agreement]

OTHER SELLERS:
PROSTAR ENTERPRISES, INC. By: /s/ Matthew Probert_____________ Name: Matthew Probert Title: Treasurer
E & R POLISHING CORP. By: /s/ Rafael Abramov______________ Name: Rafael Abramov Title: President
/s/ Louis Venturino Louis Venturino
/s/ Brian L. Mosiello Brian L. Mosiello
/s/ Kenneth Hutter Kenneth Hutter
/s/ Nicholas Costa Nicholas Costa
/s/ Frank Mongero Jr. Frank Mongero Jr.

[Signature Page 2 to Securities Purchase Agreement]